Putnam Ohio Tax Exempt Income Fund attachment
May 31, 2005 Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended May 31, 2005, Putnam Management has assumed $4,785 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1	Class A	5,861
      Class B	953

72DD2	Class M	30

73A1		Class A	0.347870
      Class B	0.288279

73A2		Class M	0.320816

74U1 	Class A	16,597
      Class B	2,812

74U2 	Class M	94

74V1		Class A	9.22
      Class B	9.21

74V2		Class M	9.23